UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 6, 2022 (April 15, 2022)

BIGtoken, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

445 W. New England Avenue

Winter Park, FL 32789

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of RBSM LLP

On April 15, 2022, RBSM LLP (“RBSM”), the independent registered public accounting firm to BIGtoken, Inc. (the “Company”), informed the Company of its decision to resign as auditors of the Company. This resignation was effective as of April 15, 2022. The Company’s Board of Directors accepted the resignation of RBSM upon receipt of the notification and commenced a search process for a new independent registered public accounting firm. The Company is currently in advanced stages of its selection process for a new firm. RBSM has not completed an audit or issued a report on the Company’s consolidated financial statements for the year ended December 31, 2021.

RBSM served as the Company’s independent registered public accounting firm from February 9, 2021 through April 15, 2022 and prior to such period when the Company was a wholly owned subsidiary of its former parent company (the “Term”). Except as set forth below, the audit report of RBSM on the carve out financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Limitation of Scope

RBSM resigned as a result of a scope limitation with respect to the completion of the audit for the year ended December 31, 2021. Specifically, RBSM had requested certain support documentation for the purpose of revenue recognition. However, as a result of the Company’s reduction in force (“RIF”) and the termination of certain employees in the Company’s accounting department, the Company’s management was unable to locate and provide such information and management wanted to cease providing additional documentation with regard to its revenues. The RIF was previously disclosed via a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 4, 2022. The independent members of the Board of Directors of the Company discussed the scope limitation with representatives of RBSM.

Going Concern

The report on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has recurring losses from operations, limited cash flows, and an accumulated deficit.

During the Company’s two most recent fiscal years ended December 30, 2020 and 2019, and the subsequent interim period through the date of this report, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as disclosed above.

The Company has provided RBSM with a copy of the disclosures in this Current Report on Form 8-K prior to filing with the SEC. A copy of RBSM’s letter, stating it agrees with the statements made in this report, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Taub as Chief Financial Officer and Principal Accounting Officer

On April 22, 2022, Richard Taub, the Company’s Chief Financial Officer and Principal Accounting Officer resigned. Mr. Taub continues to assist the Company on an ad hoc basis with certain services as needed. The Company is currently searching for a replacement Chief Financial Officer and Principal Accounting Officer.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
16.1	Letter to SEC from RBSM LLP, dated June 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	BIGtoken, Inc.

/s/ David Moore
	By:	David Moore
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
16.01	Letter to SEC from RBSM LLP, dated June 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document